CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Tax Free Fund


     We consent to the use of our report dated January 31, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                                  /S/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

Boston, Massachusetts
January 9, 1998